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                           Strong Growth Fund, Inc.

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION (OF
                            PERFORMANCE QUOTATIONS


I.     AVERAGE ANNUAL TOTAL RETURN

       A.    Formula

                     n                             -----
             P(1 + T)  = ERV       or         T=\n/ERV/P-1

Where:       P =    a hypothetical initial payment of $10,000

             T =    average annual total return

             n =    number of years

           ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.


       B.    Calculation
                   -----
             T =\n/ERV/P-1

             1.     One-year period 6-30-95 through 6-30-96

                                -------------
                    38.91% = \1/13,891/10,000-1

             2.     Since inception 12-31-93 through 6-30-96

                                  -------------
                    30.44% = \2.5/19,433/10,000-1



III.      TOTAL RETURN

          A.      Formula

                  EV-IV
                  -----
                   IV       =      TR

Where:            EV = Value at the end of the period, including reinvestment of all dividends and capital gains distributions

                  IV = Initial value of a hypothetical investment at the net asset value

                  TR = Total Return


          B.      Calculation

                  EV-IV
                  -----
                  IV       =      TR

                  One-year period ended June 30, 1996

                     13,891-10,000
                     -------------
                        10,000             =   38.91%